UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2011

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 25, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Costco Wholesale Corp. (the “Company”) approved the fiscal 2012 performance criteria pursuant to which bonuses may be paid to executive officers. Under these criteria, executive officers (other than Jeffrey H. Brotman, Chairman of the Board, and James D. Sinegal, Chief Executive Officer, and Craig Jelinek, President) are eligible to receive bonuses up to 20% of salary based on the achievement of specified targets relating to pre-tax income and operational characteristics relevant to the executive’s area of responsibility. (See Exhibit 10.1) The amounts of the actual bonuses will be determined by Mr. Jelinek, subject to further approval of the Committee. As previously reported, under an arrangement recently concluded concerning Mr. Sinegal’s retirement, for the portion of fiscal 2012 that he will serve as Chief Executive Officer he is eligible for a bonus amount of up to $66,667, at the discretion of the Board of Directors or the Committee. The bonuses of Mr. Jelinek and Mr. Sinegal will be at the discretion of the Board of Directors or the Committee.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are included in this report:

10.1.	Fiscal 2012 Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on October 27, 2011.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer

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